UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

HPS CORPORATE LENDING FUND

(Exact name of Registrant as specified in Its Charter)

Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 10, 2025, HPS Corporate Lending Fund (the “Fund”), through HLEND CLO 2025-4, LLC (the “Issuer”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned indirect subsidiary of the Fund, priced its $1.25 billion term debt securitization (the “CLO Transaction”). The CLO Transaction is expected to close on or about August 12, 2025 (the “Closing Date”). The Secured Notes (as defined below) to be issued by the Issuer in the CLO Transaction will be secured by a portfolio of collateral obligations consisting primarily of middle market loans and participation interests therein.

The CLO Transaction is expected to be executed through (i) a private placement of Class A Senior Secured Floating Rate Notes and Class B Senior Secured Floating Rate Notes (collectively, the “Secured Notes”) and (ii) a purchase by the Depositor (as defined below) of the subordinated notes issued by the Issuer (the “Subordinated Notes” and, together with the Secured Notes, the “HLEND 2025-4 Debt”), the terms of which are summarized in the table below:

Class	Par Size ($)	Expected Ratings (S&P)*	Expected Ratings (Fitch)**	Coupon
Class A Notes	681,250,000	AAA(sf)	AAA(sf)	SOFR + 1.54%
Class B Notes	168,750,000	AA(sf)	N/A	SOFR + 1.85%
Subordinated Notes	400,000,000	N/A	N/A	N/A

*	Initial ratings expected to be issued by S&P Global Ratings on the Closing Date.
**	Initial ratings expected to be issued by Fitch Ratings Inc on the Closing Date.

The Fund, through HLEND CLO 2025-4 Investments, LLC (the “Depositor”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned direct subsidiary of the Fund, is expected to acquire 100% of the Subordinated Notes on the Closing Date and will be required to retain the Subordinated Notes in accordance with the U.S. Risk Retention Rules and the EU/UK Risk Retention Requirements on and after the Closing Date. The Subordinated Notes will not bear interest. The Fund expects that the HLEND 2025-4 Debt will mature on August 15, 2037, unless otherwise redeemed or prepaid, as applicable, earlier in accordance with the terms of the indenture to be executed on the Closing Date (the “Indenture”), governing the HLEND 2025-4 Debt. All capitalized terms used but not defined herein have the meaning given to such terms in the Indenture.

The Secured Notes will be the secured obligations of the Issuer, and the Indenture will include customary covenants and events of default. The HLEND 2025-4 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration. This report is not a solicitation for or an offer to purchase the HLEND 2025-4 Debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: July 11, 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer